Exhibit 1

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 17 to the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

NOMIS BAY LTD

Sale of American Depositary Shares	(75,000)	1.3229	06/24/2026
Sale of American Depositary Shares	(54,922)	1.4026	06/25/2026
Sale of American Depositary Shares	(304,830)	1.3508	06/26/2026
Purchase of American Depositary Shares	90,000	1.5523	07/20/2026
Sale of American Depositary Shares	(600,000)	1.5300	07/20/2026

BPY LIMITED

Sale of American Depositary Shares	(50,000)	1.3229	06/24/2026
Sale of American Depositary Shares	(36,615)	1.4026	06/25/2026
Sale of American Depositary Shares	(203,220)	1.3508	06/26/2026
Purchase of American Depositary Shares	60,000	1.5523	07/20/2026
Sale of American Depositary Shares	(400,000)	1.5300	07/20/2026

MURCHINSON LTD.
(Through the Managed Positions)

Sale of American Depositary Shares	(75,000)	1.3229	06/24/2026
Sale of American Depositary Shares	(50,000)	1.3229	06/24/2026
Sale of American Depositary Shares	(54,922)	1.4026	06/25/2026
Sale of American Depositary Shares	(36,615)	1.4026	06/25/2026
Sale of American Depositary Shares	(304,830)	1.3508	06/26/2026
Sale of American Depositary Shares	(203,220)	1.3508	06/26/2026
Purchase of American Depositary Shares	90,000	1.5523	07/20/2026
Purchase of American Depositary Shares	60,000	1.5523	07/20/2026
Sale of American Depositary Shares	(600,000)	1.5300	07/20/2026
Sale of American Depositary Shares	(400,000)	1.5300	07/20/2026